                                                Original        Beginning                                           Unpaid                       Ending
                                Certificate    Certificate      Certificate                                         Principal      Total       Certificate
      Class            Cusip       Rate         Balance          Balance                 Interest     Principal     Amount     Distribution     Balance

         A           92975NAA5  1.670000%    1,000,000,000.00 1,000,000,000.00         1,391,666.67       0.00        0.00     1,391,666.67  1,000,000,000.00

Factors per Thousand                                            1000.00000000           1.39166667     0.00000000                1.39166667    1000.00000000

  Certificate           n/a        n/a             0.00             0.00               1,281,342.39       0.00        0.00     1,281,342.39        0.00

     Totals                                 1,000,000,000.00 1,000,000,000.00        2,673,009.06        0.00        0.00      2,673,009.06 1,000,000,000.00

                                                                             - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                             Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period                LIBOR     Original Rating* Original Rating* Original Rating*

        A              92975NAA5                  Senior/Variable                    30/360              1.45000%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated June 17, 2004

                                                                                                      - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

 A       1,391,666.67          0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          2,776,094.31
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    2,776,094.31

Principal
Principal Collected                        43,788,047.95
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (28,608,669.82)

Total Principal Collected                  15,179,378.13

Additional Funds
Interest Earnings from the Reserve Fund       5,244.75
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected              5,244.75

Total Available Collections                17,960,717.19

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               977,063,511.79
Ending Collateral Balance                  961,884,133.66
Current Liquidation Loss Amounts                0.00
Cumulative Liquidation Loss Amounts             0.00
Net WAC                                       3.201%
WAM                                             214
AGE                                              2
Gross CPR                                     42.317%
Net CPR                                       17.130%
Draw Rate                                     29.995%

Original Information
Collateral Balance                        1,000,002,326.52
Number of Loans                                19,310
WAC                                           4.094%
WAM                                             216
LIBOR                                        1.29125%

Overcollateralization Information
Overcollateralization Target Amount         5,652,684.44
Beginning Overcollateralization Amount        2,326.52
Ending Overcollateralization Amount           2,326.52
Overcollateralization Increase                  0.00
Overcollateralization Decrease                  0.00

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                    22,938,814.73

Interest Earnings                       5,244.75

Deposits                             15,179,378.13

Withdrawals                            (5,244.75)

Ending Balance                       38,118,192.86

                      Delinquency Information

Delinquent:                  #                  $          %

              30-59 Days     3             125,721.54    0.013%
              60-89 Days     0                0.00       0.000%
             90-119 Days     0                0.00       0.000%
             120-149 Days    0                0.00       0.000%
             150-179 Days    0                0.00       0.000%
              180+ Days      0                0.00       0.000%

                Total        3             125,721.54   0.013%

Foreclosure:                 #                  $          %

                             1             24,557.48     0.003%

REO:                         #                  $          %
                             0                0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      407,109.80           # of Loans using a Promotional Rate                           1,039
Enhancer Premium                   108,330.00           Promotional Advances                                   1,537,104.33
Indenture Trustee Expenses           0.00               3 Largest Mortgage Loan Balances                       5,647,467.59
Paying Agent Expenses                0.00               Additional Balances created during the first
                                                         Rapid Amortization Period                                     0.00
Total Fees                         515,439.80           Cumulative Liquidation Loss Amount                             0.00
                                                        Cumulative Liquidation Loss Amount %                          0.0%
                                                        Cumulative Subsequent Mortgage Loans                           0.00
                                                        Deficiency Amount                                              0.00
                Amortization Period                     Draws from Policy not yet Reimbursed                           0.00
Revolving (Yes / No)                  Yes               Liquidation Loss Amount                                        0.00
Managed Amortization (Yes / No)        No               Percentage Interest Class A                                   100%
Rapid Amortization (Yes / No)          No               Stepdown Cumulative Loss Test Met? (Yes / No)                   Yes
                                                        Stepdown Date Active (Yes / No)                                  No
                                                        Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -